EXHIBIT 99
CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORMACT OF 1995 — “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS
The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, the Company’s strategy for growth, product development, regulatory approvals, market position and expenditures.
Forward-looking statements are based on current beliefs, expectations and assumptions regarding future events. These statements therefore are subject to uncertainties, risks and changes that are difficult to predict and many of which are outside of the Company's control. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, the Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.
Some important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the Company’s forward-looking statements are as follows:
•Economic factors, including inflation and fluctuations in interest rates and currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;
•Competitive factors, including technological advances achieved and patents attained by competitors as well as new products introduced by competitors;
•Challenges to the Company’s patents by competitors or allegations that the Company’s products infringe the patents of third parties, which could potentially affect the Company’s competitive position and ability to sell the products in question and require the payment of past damages and future royalties. In particular, generic drug firms have filed Abbreviated New Drug Applications with the FDA seeking to market generic forms of most of the Company’s key pharmaceutical products, prior to expiration of the applicable patents covering those products. In the event that the Company is not successful in defending the resulting lawsuits, generic versions of the product at issue will be introduced, resulting in very substantial market share and revenue losses;
•The impact of patent expirations on the Company's business and operating results. As patents expire, competitors may be able to legally produce and market similar products or technologies, including biosimilars, which would have a material adverse effect on the Company's sales and results of operations;
•Financial distress and bankruptcies experienced by significant customers and suppliers that could impair their ability, as the case may be, to purchase the Company’s products, pay for products previously purchased or meet their obligations to the Company under supply arrangements;
•Changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and foregoing health care insurance coverage, as a result of a prolonged global economic downturn;
•The impact on international operations from financial instability in international economies, sovereign risk, possible imposition of governmental controls and unstable international governments and legal systems;
•Interruptions and breaches of computer and communications systems, including computer viruses, “hacking” and “cyber-attacks,” that could impair the Company's ability to conduct business and communicate internally and with its customers, or result in the theft of trade secrets or other misappropriation of assets, or otherwise compromise privacy of sensitive information belonging to the Company, its customers or other business partners;
•Health care changes in the U.S. and other countries resulting in pricing pressures, including the continued consolidation among health care providers, trends toward managed care and health care cost containment, the shift towards governments becoming the primary payers of health care expenses and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•Government laws and regulations, affecting U.S. and international operations, including those relating to securities laws compliance, trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and patent rights, environmental protection, conflict minerals and possible drug reimportation legislation;
•Competition in research, involving the development and the improvement of new and existing products and processes, is particularly significant and results from time to time in product and process obsolescence. The development of new and improved products is important to the Company’s success in all areas of its business;
•Challenges and difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and internationally, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;
•Significant litigation or government action adverse to the Company including product liability claims, patent infringement claims and antitrust claims;
•Increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions carry the risk of significant civil and criminal penalties, including, but not limited to, debarment from government business;
•Difficulties and delays in manufacturing, internally or within the supply chain, that cause voluntary or involuntary business interruptions or shutdowns, product shortages, substantial modifications to our business practices and operations, withdrawals or suspensions of current products from the market, or possible civil penalties and criminal prosecution;
•Product liability insurance for products may be limited, cost prohibitive or unavailable;
•Product efficacy or safety concerns, whether or not based on scientific evidence, resulting in product withdrawals, recalls, regulatory action on the part of the FDA (or international counterparts) or declining sales;
•The impact of business combinations, including acquisitions and divestitures, both by and for the Company, as well as externally in the pharmaceutical, medical devices and diagnostics and consumer industries;
•Changes to global climate, extreme weather and natural disasters that could affect demand for the Company's products and services, cause disruptions in manufacturing and distribution networks, alter the availability of goods and services within the supply chain, and affect the overall design and integrity of the Company's products and operations;
•Reliance on global supply chains and production and distribution processes that are complex, subject to increasing regulatory requirements that may adversely affect sourcing, supply and pricing of materials used in our products, and which may involve multiple third parties, require significant capital expenditures, and be subject to lengthy regulatory approvals;
•The possibility that the Internal Revenue Service could assert one or more contrary positions to challenge the transactions consummated in connection with the acquisition of Synthes, Inc. from a tax perspective. If challenged, an amount up to the total purchase price for the Synthes shares could be treated as subject to applicable U.S. tax at approximately the statutory rate to the Company, plus interest;
•The impact on political and economic conditions due to terrorist attacks in the U.S. and other parts of the world or U.S. military action overseas, as well as instability in the financial markets which could result from such terrorism or military actions; and
•Issuance of new or revised accounting standards by the Financial Accounting Standards Board and the Securities and Exchange Commission.
The foregoing list sets forth many, but not all, of the factors that could impact upon the Company’s ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The Company has identified the factors on this list as permitted by the Private Securities Litigation Reform Act of 1995.